As filed with the Securities and Exchange Commission on May 17, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOME SOLUTIONS OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	99-0273889
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1500 Dragon Street, Suite 200
Dallas, Texas	75207
(Address of Principal Executive Offices)	(Zip Code)
Home Solutions of America, Inc. 1998 Stock Option Plan, as amended
Home Solutions of America, Inc. 2001 Stock Plan, as amended
(Full title of the plan)
Frank J. Fradella
Chief Executive Officer
Home Solutions of America, Inc.
1500 Dragon Street, Suite 200
Dallas, Texas 75207
(Name and address of agent for service)
(214) 623-8446
(Telephone number, including area code, of agent for service)
with a copy to:
Melissa Youngblood
Hallett & Perrin, P.C.
2001 Bryan St., Suite 3900
Dallas, Texas 75201
(214) 953-0053
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share (2)	offering price (2)	registration fee
Common Stock, $0.001 par value per share	2,415,414	$5.64	$13,622,934	$418.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), shares of Common Stock issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are being registered hereunder.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act. The price for the 2,415,414 shares issuable under the Home Solutions of America, Inc. 1998 Stock Option Plan and the Home Solutions of America, Inc. 2001 Stock Plan was based on a price of $5.64, the average of the high and low prices reported on the NASDAQ Global Market on May 14, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to eligible participants as specified by Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus within the meaning of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) on March 19, 2007;
     (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant’s Annual Report referred to in section (a) above; and
     (c) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A, filed July 14, 2006, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the dates of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws each provide that the Registrant is authorized to indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors, administrators and personal representatives.
     The preceding discussion of the DGCL and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by reference to the DGCL and the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
     The Registrant maintains liability insurance for the benefit of its directors and certain of its officers, and it has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the commission, each of the following exhibits is filed herewith.

Exhibit
Number	Description

4.1	Home Solutions of America, Inc. 1998 Stock Option Plan (f/k/a the U.S. Industrial Services, Inc., 1998 Stock Option Plan), filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended September 30, 1998 and incorporated herein by reference.

4.2	First Amendment to Home Solutions of America, Inc. 1998 Stock Option Plan, dated May 20, 2003 (f/k/a the U.S. Industrial Services, Inc. 1998 Stock Option Plan), filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.

4.3	Second Amendment to Home Solutions of America, Inc. 1998 Stock Option Plan, dated June 17, 2005 (f/k/a the U.S. Industrial Services, Inc. 1998 Stock Option Plan), filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 20, 2005 and incorporated herein by reference.

4.4	Home Solutions of America, Inc. 2001 Stock Plan (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit B to the Registrant’s Information Statement on Schedule 14C filed with the Commission on July 9, 2001 and incorporated herein by reference.

4.5	First Amendment to Home Solutions of America, Inc. 2001 Stock Plan, dated May 20, 2003 (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.

4.6	Second Amendment to Home Solutions of America, Inc. 2001 Stock Plan, dated June 17, 2005 (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 20, 2005 and incorporated herein by reference.

4.7	Amendment No. 3 to Home Solutions of America, Inc. 2001 Stock Plan, dated June 16, 2006.*

5.1	Opinion of Hallett & Perrin, P.C.*

23.1	Consent of KMJ Corbin & Company LLP.*

23.2	Consent of Hallett & Perrin, P.C. (included in the opinion filed as Exhibit 5.1).*

24.1	Powers of Attorney (included in the signature page).*

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 17, 2007.

HOME SOLUTIONS OF AMERICA, INC.

By:	/s/ Frank J. Fradella

Frank J. Fradella
Chairman and Chief Executive Officer
     Each person whose signature appears below hereby constitutes and appoints Frank J. Fradella and Jeffrey M. Mattich, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank J. Fradella Frank J. Fradella	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 17, 2007

/s/ Jeffrey M. Mattich Jeffrey M. Mattich	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2007

/s/ Charles P. McCusker, Jr. Charles P. McCusker, Jr.	Director	May 17, 2007

/s/ Patrick G. McGeeney Patrick G. McGeeney	Director	May 17, 2007

/s/ Michael S. Chadwick Michael S. Chadwick	Director	May 17, 2007

/s/ Willard W. Kimbrell Willard W. Kimbrell	Director	May 17, 2007

Signature	Title	Date
/s/ Brian Marshall Brian Marshall	Executive Vice President and Director	May 17, 2007

/s/ Stephen Scott Sewell Stephen Scott Sewell	Director	May 17, 2007

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Home Solutions of America, Inc. 1998 Stock Option Plan (f/k/a the U.S. Industrial Services, Inc., 1998 Stock Option Plan), filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended September 30, 1998 and incorporated herein by reference.

4.2	First Amendment to Home Solutions of America, Inc. 1998 Stock Option Plan, dated May 20, 2003 (f/k/a the U.S. Industrial Services, Inc. 1998 Stock Option Plan), filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.

4.3	Second Amendment to Home Solutions of America, Inc. 1998 Stock Option Plan, dated June 17, 2005 (f/k/a the U.S. Industrial Services, Inc. 1998 Stock Option Plan), filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 20, 2005 and incorporated herein by reference.

4.4	Home Solutions of America, Inc. 2001 Stock Plan (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit B to the Registrant’s Information Statement on Schedule 14C filed with the Commission on July 9, 2001 and incorporated herein by reference.

4.5	First Amendment to Home Solutions of America, Inc. 2001 Stock Plan, dated May 20, 2003 (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and incorporated herein by reference.

4.6	Second Amendment to Home Solutions of America, Inc. 2001 Stock Plan, dated June 17, 2005 (f/k/a the U.S. Industrial Services, Inc. 2001 Stock Plan), filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on July 20, 2005 and incorporated herein by reference.

4.7	Amendment No. 3 to Home Solutions of America, Inc. 2001 Stock Plan, dated June 16, 2006.*

5.1	Opinion of Hallett & Perrin, P.C.*

23.1	Consent of KMJ Corbin & Company LLP.*

23.2	Consent of Hallett & Perrin, P.C. (included in the opinion filed as Exhibit 5.1).*

24.1	Powers of Attorney (included in the signature page).*

*	Filed herewith.